As filed with the Securities and Exchange Commission on December 31, 2019

Registration No. 333-143863

Registration No. 333-176789

Registration No. 333-203018

Registration No. 333-235601

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143863

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176789

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203018

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235601

UNDER THE SECURITIES ACT OF 1933

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0103159 (I.R.S. Employer Identification Number)

3600 Horizon Boulevard

Trevose, PA 19053

(Address of Principal Executive Offices)

Joseph M. Redling

President and Chief Executive Officer

3600 Horizon Boulevard

Trevose, PA 19053

Telephone: (215) 826-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller Reporting Company	☒

Emerging Growth Company	☐	(Do not check if smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by StoneMor Partners L.P. (the “Registrant”), with the Securities and Exchange Commission:

•

Registration Statement on Form S-8 (File No. 333-143863), filed on June 19, 2007, registering 624,000 common units representing limited partner interests of the Registrant (the “Common Units”) under the StoneMor Partners L.P. Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-176789), filed on September 12, 2011, registering 500,000 Common Units under the StoneMor Partners L.P. Long-Term Incentive Plan;

•	Registration Statement on Form S-8 (File No. 333-203018), filed on March 26, 2015, registering 2,500,000 Common Units under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan; and

•	Registration Statement on Form S-8 (File No. 333-235601), filed on December 19, 2019, registering 6,100,899 Common Units under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan.

On December 20, 2019, the Registrant’s unitholders approved a Merger and Reorganization Agreement, as amended to date (the “Merger Agreement”), pursuant to which, among other things, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Registrant (“GP”), converted from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP, was merged with and into the Registrant (the “Merger”).

The Merger became effective on December 31, 2019. As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrant hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in City Trevose, State of Pennsylvania on December 31, 2019.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President, Chief Executive Officer and Director

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.